UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
)
Chemtura Corporation, et al.,	)	Case No. 09-11233 (REG)
)
Debtors.	)	Jointly Administered
)

MONTHLY OPERATING REPORT FOR THE PERIOD FROM
OCTOBER 1, 2010 TO OCTOBER 31, 2010

DEBTORS ADDRESS:	199 Benson Road, Middlebury, Connecticut 06749

DEBTORS ATTORNEYS:	Richard M. Cieri, Esq.
M. Natasha Labovitz, Esq.
Craig A. Bruens, Esq.
KIRKLAND & ELLIS LLP
601 Lexington Avenue
New York, New York 10022
Telephone: (212) 446-4800
Facsimile: (212) 446-4900

The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

/s/ Stephen C. Forsyth
Stephen C. Forsyth
Executive Vice President &
Chief Financial Officer

DATE: November 15, 2010

CHEMTURA CORPORATION AND RELATED DEBTORS

INDEX TO CONDENSED COMBINED FINANCIAL STATEMENTS AND SCHEDULES (UNAUDITED)

			Page
Condensed Combined Financial Statements (Unaudited):

Condensed Combined Statement of Operations			3

Condensed Combined Balance Sheet			4

Condensed Combined Statement of Cash Flows			5

Notes to Unaudited Condensed Combined Financial Statements

1	.	Basis of Presentation and Accounting Policies	6

2	.	Chapter 11 Proceedings	8

3	.	Debt	11

Schedules:

Schedule 1. Schedule of Disbursements

October 31, 2010			17

Schedule 2. Debtor Questionnaire

October 31, 2010			18

CHEMTURA CORPORATION AND RELATED DEBTORS

CONDENSED COMBINED STATEMENT OF OPERATIONS

(UNAUDITED)

For the Period
October 1, 2010 to
($ in millions)	October 31, 2010

Net sales	$185

Cost of goods sold	164
Selling, general and administrative	14
Depreciation and amortization	10
Research and development	2

Operating loss	(5)

Interest expense	(15)
Other expense, net	(2)
Reorganization items, net	(7)
Equity in net earnings of subsidiaries	6

Loss before income taxes	(23)
Income tax expense	-
Net loss	$(23)

See Notes to the Condensed Combined Financial Statements

CHEMTURA CORPORATION AND RELATED DEBTORS

CONDENSED COMBINED BALANCE SHEET

(UNAUDITED)

($ in millions)	October 31, 2010

ASSETS

Current assets	$782
Restricted cash	762
Intercompany receivables	493
Investment in subsidiaries	1,885
Property, plant and equipment	436
Goodwill	161
Other assets	388
Total assets	$4,907

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities	$532
Intercompany payables	33
Other long-term liabilities	857
Total liabilities not subject to compromise	1,422
Liabilities subject to compromise	3,544
Total stockholders' deficit	(59)
Total liabilities and stockholders' deficit	$4,907

See Notes to the Condensed Combined Financial Statements

 CHEMTURA CORPORATION AND RELATED DEBTORS

CONDENSED COMBINED STATEMENT OF CASH FLOWS

(UNAUDITED)

For the Period
October 1, 2010 to
($ in millions)	October 31, 2010

Increase (decrease) to cash and cash equivalents
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(23)
Adjustments to reconcile net loss
to net cash provided by operating activities:
Depreciation and amortization	10
Contractual post-petition interest expense	6
Changes in assets and liabilities, net	24
Net cash provided by operating activities	17

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(6)
Net cash used in investing activities	(6)

CASH FLOWS FROM FINANCING ACTIVITIES
Restricted cash for Senior Notes and Term Loan deposited in escrow	(4)
Net cash used in financing activities	(4)

CASH AND CASH EQUIVALENTS
Change in cash and cash equivalents	7
Cash and cash equivalents at beginning of period	111
Cash and cash equivalents at end of period	$118

See Notes to the Condensed Combined Financial Statements

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

1.	Basis of Presentation and Accounting Policies

BASIS OF PRESENTATION

Chemtura Corporation, together with its consolidated subsidiaries (the “Company” or “Chemtura”) is dedicated to delivering innovative, application-focused specialty chemical and consumer product offerings.  Chemtura Corporation’s principal executive offices are located in Philadelphia, Pennsylvania and Middlebury, Connecticut.  Chemtura operates in a wide variety of end-use markets, including automotive, transportation, construction, packaging, agriculture, lubricants, plastics for durable and non-durable goods, electronics, and pool and spa chemicals.

On March 18, 2009 (the “Petition Date”), Chemtura and 26 of its U.S. affiliates (collectively the “U.S. Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (see Note 2).

On August 8, 2010, Chemtura Canada Co/Cie (“Chemtura Canada”) filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code and on August 11, 2010 Chemtura Canada commenced ancillary recognition proceedings under Part IV of the Companies’ Creditors Arrangement Act (the “CCAA”) in the Ontario Superior Court of Justice, located in Ontario, Canada (the “Canadian Court” and such proceedings, the “Canadian Case”).  The U.S. Debtors along with Chemtura Canada (collectively the “Debtors”) requested the Bankruptcy Court to enter an order jointly administering Chemtura Canada’s Chapter 11 case with the current Chapter 11 cases under lead case number 09-11233 (REG) and appoint Chemtura Canada as the “foreign representative” for the purposes of the Canadian Case.  Such orders were granted on August 9, 2010.  On August 11, the Canadian Court entered an order recognizing the Chapter 11 cases as a “foreign proceedings” under the CCAA.

On October 21, 2010, the Bankruptcy Court entered a bench decision approving confirmation of the Debtors’ joint plan of reorganization (as amended, supplemented or modified, the “Plan”), and on November 3, 2010, the Bankruptcy Court entered an order confirming the Plan.  On November 10, 2010 (the “Effective Date”), the Debtors substantially consummated their reorganization through a series of transactions contemplated by the Plan and the Plan became effective.  Pursuant to the Plan, on the Effective Date: (i) the common stock of the Company, par value $0.01 per share, outstanding prior to effectiveness of the Plan was cancelled and all of the outstanding 6.875% Debentures due 2026, 6.875% Notes due 2016 and 7% Notes due 2009 were settled, and (ii) shares of common stock, par value $0.01 per share, of the Company (the “New Common Stock”) were issued for distribution in accordance with the Plan.  The New Common Stock was approved for listing on the New York Stock Exchange on November 8, 2010 and started trading on the exchange under the ticker symbol “CHMT” on November 11, 2010.

The accompanying combined financial statements of the Debtors have been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court (referred to herein as the “Monthly Operating Report”).  The monthly information presented herein is unaudited and has been prepared from the books and records of Chemtura and the Debtors on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Condensed Combined Financial Statements have been prepared in accordance with Accounting Standards Codification (“ASC”) Section 852-10-45, Reorganizations - Other Presentation Matters (“ASC 852-10-45”).  ASC 852-10-45 does not ordinarily affect or change the application of U.S. generally accepted accounting principles (“GAAP”).  However, it does require the Company to distinguish transactions and events that are directly associated with the reorganization in connection with the Chapter 11 cases from the ongoing operations of the business.  The pre-petition liabilities subject to compromise are disclosed separately on the October 31, 2010 Condensed Combined Balance Sheet.  Expenses incurred and settlement impacts due to the Chapter 11 cases are reported separately as reorganization items, net on the Condensed Combined Statement of Operations for the month ended October 31, 2010.  Interest expense related to pre-petition indebtedness has been reported only to the extent that it will be paid during the pendency of the Chapter 11 cases or where payment is provided under the confirmed Plan.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

These Condensed Combined Financial Statements are based on the Debtors' combined financial statements as of and for the month ended October 31, 2010.  All significant intercompany balances and transactions between the Debtors have been eliminated in the Condensed Combined Financial Statements.  The Condensed Combined Financial Statements may not contain all necessary adjustments which may be reported in Chemtura’s filings pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").  Accordingly, the financial information herein is subject to change and any such change could be material.  The Condensed Combined Balance Sheet as of October 31, 2010 reflects all final adjustments as of September 30, 2010 that have been included in the Company’s Quarterly Report on Form 10-Q which was filed on November 5, 2010.  These adjustments include changes in retained earnings and equity as well as changes in estimates for liabilities subject to compromise primarily relating to environmental reserves.  Chemtura cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, as it was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of any of Chemtura or its subsidiaries, or any other affiliate of Chemtura.  The Monthly Operating Report was not audited or reviewed by independent accountants, is as prescribed by applicable bankruptcy laws, and is subject to future adjustment and reconciliation.  The Monthly Operating Report does not contain all disclosures that would be required for presentation in accordance with U.S. GAAP.

There can be no assurance that, from the perspective of an investor or potential investor in Chemtura’s securities, the Monthly Operating Report is complete.  The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in Chemtura’s reports pursuant to the Exchange Act, and such information might not be indicative of Chemtura’s financial condition or operating results for the period that would be reflected in Chemtura’s financial statements or in its reports pursuant to the Exchange Act.  Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

ACCOUNTING POLICIES

Carrying Value of Goodwill and Long-lived Assets

The Company has elected to perform its annual goodwill impairment procedures for all of its reporting units in accordance with ASC Subtopic 350-20, Intangibles – Goodwill and Other - Goodwill as of July 31, or sooner, if events occur or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value.  The Company concluded that no goodwill impairment existed in any of its reporting units based on the annual review as of July 30, 2010 as disclosed in the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2010.  Interim tests, if necessary, are performed during the last month of a respective quarter and an impairment, if any, is recorded in the financial statements for that quarter.

The Company’s cash flow projections, used to estimate the fair value of its reporting units, are based on subjective estimates.  Although the Company believes that its projections reflect its best estimates of the future performance of its reporting units, changes in estimated revenues or operating margins could have an impact on the estimated fair values.  Any increases in estimated reporting unit cash flows would have had no impact on the carrying value of that reporting unit.  However, a decrease in future estimated reporting unit cash flows could require the Company to determine whether recognition of a goodwill impairment charge was required.  The assessment is required to be performed in two steps; step one to test for a potential impairment of goodwill and, if potential losses are identified, step two to measure the impairment loss through a full fair valuing of the assets and liabilities of the reporting unit utilizing the acquisition method of accounting.

The Company continually monitors and evaluates business and competitive conditions that affect its operations and reflects the impact of these factors in its financial projections.  If permanent or sustained changes in business, competitive conditions or stock price occur, they can lead to revised projections that could potentially give rise to impairment charges.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

During the last month of a respective quarter, the Company evaluates the recoverability of the carrying value of its long-lived assets, excluding goodwill, whenever events or changes in circumstances indicate that the carrying value may not be recoverable and an impairment, if any, is recorded in the financial statements for that quarter.  Under such circumstances, the Company assesses whether the projected undiscounted cash flows of its businesses are sufficient to recover the existing unamortized carrying value of its long-lived assets. If the undiscounted projected cash flows are not sufficient, the Company calculates the impairment amount by several methodologies, including discounting the projected cash flows using its weighted average cost of capital and valuation estimates from third parties.  The amount of the impairment is written-off against earnings in the period in which the impairment has been determined.

Foreign Currency

The functional currency of the U.S. Debtors is the US dollar.  The functional currency of Chemtura Canada is the Canadian dollar.  Chemtura Canada’s balance sheet amounts are translated at the current rate of exchange as of the balance sheet date, while revenues and expenses are translated at an average rate of exchange for the period presented.  The cumulative foreign currency adjustments resulting from such translation are classified as a component of stockholder’ deficit.

Gains and losses on foreign currency denominated transactions (including transactions with non-Debtor subsidiaries) are recorded in the Condensed Combined Statement of Operations within other income (expense), net unless the transactions are deemed to be of a long-term investment nature in which case they are classified as a component of stockholders’ deficit.

Investments in foreign currency denominated subsidiaries are translated into US dollars at the end of the respective reporting period’s exchange rate with a corresponding adjustment to accumulated other comprehensive income (loss) within stockholders’ deficit in the Condensed Combined Balance Sheet.

2.	Chapter 11 Proceedings

GENERAL BANKRUPTCY MATTERS

The Chapter 11 cases have been jointly administered under the caption “In re Chemtura Corporation, et a1.”  During the pendency of the Chapter 11 cases through the Effective Date, the Debtors operated their businesses as debtors-in-possession (“DIP”) under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Prior to the Effective Date, the Debtors owned substantially all of the Company’s U.S. and Canadian assets.  On the Effective Date, those assets re-vested in the reorganized Debtors under the terms of the Plan.  The Debtors consisted of Chemtura and the following subsidiaries:

· A&M Cleaning Products LLC	· Crompton Colors Incorporated	· Kem Manufacturing Corporation
· Aqua Clear Industries, LLC	· Crompton Holding Corporation	· Laurel Industries Holdings, Inc.
· ASEPSIS, Inc.	· Crompton Monochem, Inc.	· Monochem, Inc.
· ASCK, Inc.	· GLCC Laurel, LLC	· Naugatuck Treatment Company
· BioLab, Inc.	· Great Lakes Chemical Corporation	· Recreational Water Products, Inc.
· BioLab Company Store, LLC	· Great Lakes Chemical Global, Inc.	· Uniroyal Chemical Company Limited
· Biolab Franchise Company, LLC	· GT Seed Treatment, Inc.	· Weber City Road LLC
· BioLab Textile Additives, LLC	· HomeCare Labs, Inc	· WRL of Indiana, Inc.
· CNK Chemical Realty Corporation	· ISCI, Inc.	· Chemtura Canada Co./Cie

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

During the pendency of the Chapter 11 cases through the Effective Date, substantially all claims and litigations against the Debtors in existence prior to the filing of the petitions for relief or relating to acts or omissions prior to the filing of the petitions for relief were stayed.  These estimated claims are reflected in the Condensed Combined Balance Sheet as liabilities subject to compromise as of October 31, 2010.  These amounts represent the Company’s estimate of known or potential pre-petition liabilities that either have resulted in allowed claims or are probable of resulting in allowed claims against the Debtors in connection with the Chapter 11 cases.  Claims that were not yet allowed were recorded at the estimated amount of the allowed claim which may be different from the amount for which the liability will be settled.  Such claims remain subject to future adjustments.  Adjustments may result from actions of the Bankruptcy Court, negotiations, rejection or acceptance of executory contracts and real property leases, determination as to the value of any collateral securing claims, proofs of claim or other events.

The Bankruptcy Court established October 30, 2009 as the Bar Date for filing proofs of claim against the U.S. Debtors.  The Debtors received approximately 15,500 proofs of claim covering a broad array of areas.  The Company completed its evaluation of the amounts asserted in and the factual and legal basis of the proofs of claim filed against the Debtors and filed objections to each claim with which the Debtors disagree.

As of the Effective Date, the Debtors established the Diacetyl Reserve, the Environmental Reserve and the Disputed Claims Reserve relating to disputed unresolved claims.  The Diacetyl Reserve was approved by the Bankruptcy Court in the amount of $7 million, comprised of separate segregated reserves, and has since been reduced as settlement agreements have been approved by the Bankruptcy Court.  The Environmental Reserve was approved by the Bankruptcy Court in the amount of $38 million, a portion of which is further segregated into certain separate reserves established to account for settlements that are pending Bankruptcy Court approval, and has since been reduced as settlement agreements have been approved by the Bankruptcy Court.  The Disputed Claims Reserve was approved by the Bankruptcy Court in the amount of $42 million, plus additional segregated individual reserves for certain creditors' claims in the aggregate amount of $30 million.  Subsequent to the Effective Date, all claims as to which an objection has been filed will be satisfied, to the extent they are ultimately allowed, from one of the above-mentioned claims reserves.

Pursuant to the Plan, holders of interests in the Company may also be entitled to supplemental distributions if amounts reserved on account of disputed claims exceed the value of claims that are ultimately allowed.  Holders of interests will be entitled to a portion of any excess value held in specified segregated reserves within the Disputed Claims Reserve following the resolution of the claims for which the segregated reserves are held.  Holders of interests will also be entitled to all excess value held in the Disputed Claims Reserve after all disputed claims are either disallowed or allowed and satisfied from the Disputed Claims Reserve.  If authorized by the Bankruptcy Court, holders of interests may also be entitled to interim distributions from the Disputed Claims Reserve if the Bankruptcy Court determines that the amount held in the reserve may be reduced before all disputed claims have been allowed or disallowed.

For additional information regarding the Chapter 11 cases, please refer to Chemtura's website at www.chemtura.com or www.kccllc.net/chemtura.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

PLAN OF REORGANIZATION

On June 17, 2010, the U.S. Debtors filed the initial version of the Plan and related disclosure statement (as amended, modified or supplemented, the “Disclosure Statement”) with the Bankruptcy Court and on July 9, 2010, July 20, 2010, August 5, 2010, September 14, 2010 and September 20, 2010, the Debtors filed revised versions of the Plan and Disclosure Statement with the Bankruptcy Court.  The final version of the Plan was filed with the Bankruptcy Court on October 29, 2010.  The Company’s Plan became effective on November 10, 2010.  The Plan organizes claims against the Debtors into classes according to their relative priority and certain other criteria.  For each class, the Plan describes (a) the underlying claim or interest, (b) the recovery available to the holders of claims or interests in that class under the Plan, (c) whether the class is “impaired” under the Plan, meaning that each holder will receive less than the full value on account of its claim or interest or that the rights of holders under law will be altered in some way (such as receiving stock instead of holding a claim) and (d) the form of consideration (e.g., cash, stock or a combination thereof), if any, that such holders will receive on account of their respective claims or interests.  Distributions to creditors under the Plan generally included a combination of common shares in the capital of the reorganized Company authorized pursuant to the Plan (“New Common Stock”), cash, reinstatement or such other treatment as agreed between the Debtors and the applicable creditor.  Certain creditors were eligible to elect, when voting on the Plan, to receive their recovery in the form of the maximum available amount of cash or the maximum available amount of New Common Stock.  Holders of interests in the Company, based upon their vote as a class to reject the Plan, received their pro rata share of value available for distribution, after all allowed claims have been paid in full and disputed claims reserves as well as certain other reserves have been established in accordance with the terms of the Plan.  Holders of interests in the Company may also be entitled to supplemental distributions if amounts reserved on account of disputed claims exceed the value of claims that are ultimately allowed.  All New Common Stock distributed under the Plan to holders of claims and, if applicable, interests was and shall be subject to dilution by certain Company incentive plans.

The filing of Chemtura Canada under the CCAA was designed only to address the claims resulting, directly or indirectly, from alleged injury from exposure to diacetyl, acetoin and/or acetaldehyde, including all claims for indemnification or contribution relating to alleged injury from exposure to diacetyl, acetoin and/or acetaldehyde (the “Diacetyl Claims”).  As provided for in the Plan and as described in the Disclosure Statement, all holders of claims against and interests in Chemtura Canada other than holders of Diacetyl Claims were left “unimpaired” or otherwise unaffected by Chemtura Canada’s reorganization proceedings.  Chemtura Canada emerged from Chapter 11 contemporaneously with the U.S. Debtors.

REORGANIZATION ITEMS

Reorganization items, net in October 2010 primarily consist of professional fees associated with the Chapter 11 cases.

EMERGENCE ACCOUNTING

At the Effective Date, the Company determined it did not meet the requirements under ASC 852-10-45 to adopt fresh start accounting because the reorganized value of its assets exceeded the carrying value of its liabilities.  Fresh start accounting would have required the Company to record assets and liabilities at fair value as of the Effective Date.

In connection with the Debtors’ emergence from Chapter 11, the provisions of the Plan will be accounted for as of the Effective Date.  These adjustments will include the release of the exit financing proceeds from escrow, the distribution of approximately $891 million in cash and the issuance of 95.4 million shares of New Common Stock, primarily for the discharge of liabilities subject to compromise, the repayment of the Amended DIP Credit Facility, pension contributions and various other administrative claims.  As a result, the Company’s equity increased by approximately $1.3 billion as of the Effective Date.

3.	Debt

Borrowings of the Debtors consist of the following:

($ in millions)	October 31, 2010

6.875% Notes due 2016 [1]	$500
7.875% Senior Notes due 2018	452
7% Notes due 2009 [2]	370
Amended DIP Credit Facility	300
Term Loan	292
2007 Credit Facility	169
6.875% Debentures due 2026 [3]	150
Other borrowings	3

Total Debt	2,236

Less: 7.875% Senior Notes due 2018	(452)
Less: Amended DIP Credit Facility	(300)
Less: Term Loan	(292)
Less: Other borrowings	(3)

Total Debt Included in Liabilities Subject to Compromise	$1,189

[1] Issued by Chemtura and guaranteed by all other Debtors.
[2] Issued by Great Lakes Chemical Corporation and guaranteed by Chemtura Corporation.
[3] Issued by Chemtura and not subject to any guarantee.

With the exception of the $452 million 7.875% Senior Notes, $300 million Amended DIP Credit Facility, $292 million Term Loan and $3 million in other borrowings, all of the foregoing debt is included in the liabilities subject to compromise line of the accompanying October 31, 2010 Condensed Combined Balance Sheet.

DEBTOR-IN-POSSESSION (“DIP”) CREDIT AGREEMENTS

On February 9, 2010, the Bankruptcy Court gave interim approval of the Amended DIP Credit Facility by and among the Debtors, Citibank N.A. and the other lenders party thereto (collectively the “Loan Syndicate”).  The Amended DIP Credit Facility, which was repaid in full and terminated as of the Effective Date, provided for a first priority and priming secured revolving and term loan credit commitment of up to an aggregate of $450 million comprising a $300 million term loan and a $150 million revolving credit facility.  The proceeds of the term loan under the Amended DIP Credit Facility were used to, among other things, refinance the obligations outstanding under the previous $400 million senior secured DIP credit facility agreement (“DIP Credit Facility”) and provide working capital for general corporate purposes.  The Amended DIP Credit Facility provided a reduction in the Company’s financing costs through reductions in interest spread and avoidance of the extension fees payable under the DIP Credit Facility in February and May 2010.  The Amended DIP Credit Facility closed on February 12, 2010 with the drawing of the $300 million term loan.  On February 9, 2010, the Bankruptcy Court entered an order approving full access to the Amended DIP Credit Facility which order became final by its terms of February 18, 2010.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

The Amended DIP Credit Facility was secured by a super-priority lien on substantially all of the Company's U.S. assets, including (i) cash; (ii) accounts receivable; (iii) inventory; (iv) machinery, plant and equipment; (v) intellectual property; (vi) pledges of the equity of first tier subsidiaries; and (vii) pledges of debt and other instruments.  Availability of credit was equal to (i) the lesser of (a) the Borrowing Base (as defined below) and (b) the effective commitments under the Amended DIP Credit Facility minus (ii) the aggregate amount of the DIP loans and any undrawn or unreimbursed letters of credit.  The Borrowing Base was the sum of (i) 80% of the Debtors’ eligible accounts receivable, plus (ii) the lesser of (a) 85% of the net orderly liquidation value percentage (as defined in the Amended DIP Credit Facility) of the Debtors’ eligible inventory and (b) 75% of the cost of the Debtors’ eligible inventory, plus (iii) $275 million, less certain reserves determined in the discretion of the Administrative Agent to preserve and protect the value of the collateral.  As of October 31, 2010, extensions of credit outstanding under the Amended DIP Credit Facility consisted of the $300 million term loan and letters of credit of $24 million.

On July 27, 2010, the Company entered into Amendment No. 1 of the Amended DIP Credit Facility, which provided for, among other things, the consent of the Company’s DIP lenders to (a) file a voluntary Chapter 11 petition for Chemtura Canada without resulting in a default of the Amended DIP Credit Facility and without requiring that Chemtura Canada be added as a guarantor under the Amended DIP Credit Facility; (b) make certain intercompany advances to Chemtura Canada and allow Chemtura Canada to pay intercompany obligations to Crompton Financial Holdings, (c) sell the Company’s natural sodium sulfonates and oxidized petrolatums business, (d) settle claims against BioLab, Inc. and Great Lakes Chemical Company relating to a fire that occurred at BioLab, Inc.’s warehouse in Conyers, Georgia and (e) settle claims arising under the asset purchase agreement between Chemtura Corporation and PMC Biogenix, Inc. pursuant to which the Company sold its oleochemicals business and certain related assets to PMC Biogenix, Inc.

On July 30, 2010, the Company filed a motion with the Bankruptcy Court to approve the Company’s entering into certain exit financing documentation and the Second Amendment to the Amended DIP Credit Facility, which motion was approved on August 9, 2010.  The Second Amendment permited the Debtors to enter into the exit financing documentation (and consummate the transactions contemplated therein), including paying related fees and expenses and funding the senior notes and the senior secured term loans into escrow before confirmation of the Plan.

Borrowings under the Amended DIP Credit Facility term loan bore interest at a rate per annum equal to, at the Company’s election, (i) 3.0% plus the Base Rate (defined as the higher of (a) 3%; (b) Citibank N.A.’s published rate; or (c) the Federal Funds rate plus 0.5%) or (ii) 4.0% plus the Eurodollar Rate (defined as the higher of (a) 2% or (b) the current LIBOR rate adjusted for reserve requirements).  Borrowings under the $150 million revolving facility bore interest at a rate per annum equal to, at the Company’s election, (i) 3.25% plus the Base Rate or (ii) 4.25% plus the Eurodollar Rate.  Additionally, the Company paid an unused commitment fee of 1.0% per annum on the average daily unused portion of the revolving facilities and a letter of credit fee on the average daily balance of the maximum daily amount available to be drawn under Letters of Credit equal to the applicable margin above the Eurodollar Rate applicable for borrowings under the applicable revolving 2007 Credit Facility.

The obligations of the Company as borrower under the Amended DIP Credit Facility were guaranteed by the Company’s U.S. subsidiaries who were Debtors in the Chapter 11 cases, which, together with the Company own substantially all of the Company’s U.S. assets.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

The Amended DIP Credit Facility required the Company to meet certain financial covenants including the following: (a) minimum cumulative monthly earnings before interest, taxes, and depreciation (“EBITDA”), after certain adjustments, on a consolidated basis; (b) a maximum variance of the weekly cumulative cash flows of the Debtors, compared to an agreed upon forecast; (c) minimum borrowing availability of $20 million; and (d) maximum quarterly capital expenditures.  In addition, the Amended DIP Credit Facility, as did the DIP Credit Facility contained covenants which, among other things, limited the incurrence of additional debt, operating leases, issuance of capital stock, issuance of guarantees, liens, investments, disposition of assets, dividends, certain payments, mergers, change of business, transactions with affiliates, prepayments of debt, repurchases of stock and redemptions of certain other indebtedness and other matters customarily restricted in such agreements.  As of October 31, 2010, the Company believed that it was in compliance with the covenant requirements of the Amended DIP Credit Facility.

The Amended DIP Credit Facility contained events of default, including, among others, payment defaults and breaches of representations and warranties (such as non-compliance with covenants and the existence of a material adverse effect (as defined in the agreement)).

The Amended DIP Credit Facility term loan was repaid on the Effective Date, the letters of credit outstanding were assumed under the Company’s new senior secured revolving credit facility and the Amended DIP Credit Facility terminated.

OTHER DEBT OBLIGATIONS

The Chapter 11 filing constituted an event of default under, or otherwise triggered repayment obligations with respect to, several of the debt instruments and agreements relating to direct and indirect financial obligations of the Debtors (collectively “Pre-petition Debt”).  All obligations under the Pre-petition Debt have become automatically and immediately due and payable.  The Debtors believe that any efforts to enforce the payment obligations under the Pre-petition Debt were stayed as a result of the Chapter 11 cases (and all such claims were discharged upon the Effective Date under the terms of the Plan).  Accordingly, interest accruals and payments for the unsecured Pre-petition Debt ceased as of the petition date.  As a result of the estimated claim recoveries reflected in the Plan filed during the second quarter of 2010, the Company determined that it was probable that obligations for interest on unsecured claims would ultimately be paid.  As such, interest that had not previously been recorded since the Petition Date was recorded in the second quarter of 2010.  The amount of post-petition interest recorded during the month ended and ten months ended October 31, 2010 was $7 million and $135 million, respectively, which represents the cumulative amount of interest accruing for the Petition Date through October 31, 2010.

The Company had not recorded disputed claim amounts for “make-whole” payments being sought for the $500 million 6.875% Notes Due 2016 (“2016 Notes”) and for “no-call” payments being sought for the $150 million 6.875% Debentures due 2026 (“2026 Debentures”).  While the Plan was premised on a global settlement requiring payment of $70 million on account of these claim amounts, the terms of the global settlement were not active and the make-whole and no-call obligations were not incurred from an accounting perspective until the Effective Date of the Plan.

The Pre-petition Debt as of October 31, 2010 consisted of $500 million of 2016 Notes1, $370 million of 7% Notes due July 15, 2009 (“2009 Notes”)2, $150 million 2026 Debentures3 (together with the 2016 Notes, the 2009 Notes and the 2026 Debentures, the “Notes”) and $169 million due 2010 under the 2007 Credit Facility.  Pursuant to the final order of the Bankruptcy Court approving the DIP Credit Facility, the Debtors have acknowledged the pre-petition secured indebtedness associated with the 2007 Credit Facility to be no less than $139 million (now $53 million after the “roll-up” in connection with the Company’s entry into the DIP Credit Facility).

1   Issued by Chemtura and guaranteed by all other Debtors.
2   Issued by Great Lakes Chemical Corporation and guaranteed by Chemtura Corporation.
3   Issued by Chemtura and not subject to any guarantee.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

The 2007 Credit Facility was guaranteed by certain U.S. subsidiaries of the Company (the “Domestic Subsidiary Guarantors”).  Pursuant to a 2007 Credit Facility covenant, the Company and the Domestic Subsidiary Guarantors were, in June of 2007, required to provide a security interest in the equity of their first tier subsidiaries (limited to 66% of the voting stock of first-tier foreign subsidiaries).  Under the terms of the indentures for the Notes, the Company was required to provide security for the Notes on an equal and ratable basis if (and for so long as) the principal amount of secured debt exceeded certain thresholds related to the Company’s assets.  The thresholds vary under each of the indentures.  In order to avoid having the Notes become equally and ratably secured with the 2007 Credit Facility obligations, the lenders agreed to limit the amount secured by the pledged equity to the maximum amount that would not require the Notes to become equally and ratably secured (the “Maximum Amount”).  In connection with the amendment and waiver agreement dated December 30, 2008, the Company and the Domestic Subsidiary Guarantors entered into a Second Amended and Restated Pledge and Security Agreement.  In addition to the prior pledge of equity granted to secure the 2007 Credit Facility obligations, the Company and the Domestic Subsidiary Guarantors granted a security interest in their inventory.  As recognized and given effect in the Plan, the value of this security interest was limited to the Maximum Amount as of October 31, 2010 and as of the Effective Date.

EXIT FINANCING FACILITIES

On August 27, 2010, the Company completed its private placement offering of $455 million in aggregate principal amount of 7.875% Senior Notes due 2018 at an issue price of 99.269%.  The Company also entered into a senior secured term facility credit agreement (the “Term Loan”) with Bank of America, N.A., as administrative agent, and other lenders party thereto for an aggregate principal amount of $295 million with an original issue discount of 1%.  The Senior Notes and Term Loan are a part of the exit financing package pursuant to the Plan

At any time prior to September 1, 2014, the Company may redeem some or all of the Senior Notes at a redemption price equal to 100% of the principal amount thereof plus a make-whole premium and accrued and unpaid interest up to, but excluding, the redemption date. The Company may also redeem some or all of the Senior Notes on and after September 1, 2014, at a redemption price of 103.938% of the principal amount, on or after September 1, 2015 and prior to September 1, 2016, 101.969% of the principal amount and thereafter 100% plus any accrued and unpaid interest to the redemption date.  In addition, prior to September 1, 2013, the Company may redeem up to 35% of the Senior Notes from the proceeds of certain equity offerings.  If the Company experiences specific kinds of changes in control, the Company must offer to repurchase all or part of the Senior Notes.  The redemption price (subject to limitations as described in the indenture) is equal to accrued and unpaid interest on the date of redemption plus the redemption price as set forth above.

The obligations of the Company under the Senior Notes are guaranteed by certain of the Company’s U.S. subsidiaries upon the date of Escrow Release.

The Company’s Senior Notes contain covenants that limit the Company’s ability to enter into certain transactions, such as incurring additional indebtedness, creating liens, paying dividends, and entering into acquisitions, dispositions and joint ventures.  The covenant requirements under the Senior Notes only became effective upon the  date of the Escrow Release; however, to the extent the Company or any restricted subsidiary incurred debt, made any restricted payments, consummated any asset sale or otherwise took any action or engaged in any activities during the period beginning on August 27, 2010 and ending on the Effective Date, such actions and activities will be treated and classified under the indenture as if the indenture and the covenants set forth therein had applied to the Company and the restricted subsidiaries during such period.

The Senior Notes are subject to certain events of default, including, among others, payment defaults and breaches of representations and warranties (such as non-compliance with covenants and the existence of a material adverse effect (as defined in the agreement)).

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

The net proceeds of the Senior Notes offering were deposited by the Company into a segregated escrow account, pursuant to the Senior Notes Escrow Agreement dated as of August 27, 2010, together with cash sufficient to fund a Special Mandatory Redemption (as defined below).  These proceeds were invested in a money market account and any interest income thereon accrued to the Company.  Chemtura granted the Trustee, for the benefit of the holders of the Senior Notes, a continuing security interest in, and lien on, the funds deposited into escrow to secure the obligations under the Senior Notes indenture.  Upon satisfaction of the escrow conditions, which occurred as of the Effective Date, the funds deposited into escrow were released (the “Escrow Release”).  Following the Escrow Release, Chemtura used the net proceeds to make payments pursuant to the Plan.

In connection with the Senior Notes, the Company also entered into a Registration Rights Agreement whereby the Company agreed to use commercially reasonable efforts (i) to file, as soon as reasonably practicable after the filing of the Company’s Form 10-K for the year ended December 31, 2010, an exchange offer registration statement with the SEC; (ii) to cause such exchange offer registration statement to become effective, (iii) to consummate a registered offer to exchange the Senior Notes for new exchange notes having terms substantially identical in all material respects to the Senior Notes (except that the new exchange notes will not contain terms with respect to Additional Interest or transfer restrictions) pursuant to such exchange offer registration statement on or prior to the date that is 365 days after the Escrow Release date and (iv) under certain circumstances, to file a shelf registration statement with respect to resale of the Senior Notes.  If Chemtura does not consummate the exchange offer (or the shelf registration statement ceases to be effective or usable, if applicable) as provided in the Registration Rights Agreement, it will be required to pay additional interest with respect to the Senior Notes (“Additional Interest”), in an amount beginning at 0.25% per annum and increasing at 90-day intervals up to a maximum amount of 1.00%, until all registration defaults have been cured.

Borrowings under the Term Loan bear interest at a rate per annum equal to, at the Company’s election, (i) 3.0% plus the Base Rate (defined as the higher of (a) the Federal Funds rate plus 0.5%; (b) Bank of America’s published prime rate; and (c) the Eurodollar Rate plus 1%) or (ii) 4% plus the Eurodollar Rate (defined as the higher of (a) 1.5% and (b) the current LIBOR rate adjusted for reserve requirements).

The Term Loan is secured by a first priority lien on the Company’s U.S. tangible and intangible assets (excluding accounts receivable, inventory, deposit accounts and certain other related assets) including, without limitation, real property, equipment and intellectual property together with a pledge of the equity interests of the first tier subsidiaries of the Company and the guarantors of the Term Loan, and a second priority lien on substantially all of the Company’s U.S. accounts receivable and inventory.

 The Company may, at its option, prepay the outstanding aggregate principal amount on the Term Loan advances in whole or ratably in part along with accrued and unpaid interest on the date of the prepayment.  If the prepayment is made prior to the first anniversary of the closing date of the agreement, the Company will pay an additional premium of 1% of the aggregate principal amount of prepaid advances.

CHEMTURA CORPORATION AND RELATED DEBTORS

NOTES TO THE CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

The obligations of the Company as borrower under the Term Loan are guaranteed by certain of the Company’s U.S. subsidiaries upon the date of the Escrow Release (the Effective Date).

The Term Loan contains covenants that limit the Company and its subsidiaries’ ability to enter into certain transactions, such as creating liens, incurring additional indebtedness or repaying certain indebtedness, making investments, paying dividends, and entering into acquisitions, dispositions and joint ventures.

Additionally, the Term Loan requires the Company to meet certain quarterly financial covenants including a maximum Secured Leverage Ratio (as defined in the agreement) of 2.5:1.0 and a minimum Consolidated Interest Coverage Ratio (as defined in the agreement) of 3.0:1.0.  The covenant requirements under the Term Loan became effective as of the Effective Date.

The Term Loan is subject to certain events of default, including, among others, payment defaults and breaches of representations and warranties (such as non-compliance with covenants and the existence of a material adverse effect (as defined in the agreement)).

In accordance with the Term Loan facility agreement, the proceeds of the Term Loan were funded into a segregated escrow account, pursuant to the escrow agreement dated as of August 27, 2010, among Chemtura, the Administrative Agent and the Escrow Agent, together with a deposit by Chemtura of an additional amount sufficient to fund the interest expected to accrue on the Term Loan for the period from August 27, 2010 to the Escrow End Date and the amount of the arrangers’ fees and expenses, to be held in the escrow account until the Effective Date, which has now occurred, such that the amounts in the escrow account have been released to Chemtura and have been used to make payments pursuant to the Plan.

On the November 10, 2010 Effective Date, the Company entered into the senior secured revolving credit facility agreement (the “Senior Asset Based Facility Agreement”), among Chemtura and certain of its subsidiaries named therein, as borrowers, Bank of America, N.A., as administrative agent and collateral agent (the “Administrative Agent”), the other agents party thereto and the Initial Lenders and other Lenders party thereto.  Under the Senior Asset Based Facility Agreement, the Lenders provided a five-year revolving facility (the “Senior Asset Based Facility”) in an amount of $275 million, subject to availability under a borrowing base (with a $125 million letter of credit sub-facility).  The Senior Asset Based Facility has capacity for Chemtura to increase the amount of the Senior Asset Based Facility by up to $125 million, subject to obtaining lender commitments to provide such increase.  Chemtura entered into the Senior Asset Based Facility Agreement as part of its exit financing package pursuant to its Plan.

In re	Chemtura Corporation, et al.,	Case No. (Jointly Administered)	09-11233 (REG)
	Debtor	Reporting Period:	October 31, 2010

SCHEDULE OF DISBURSEMENTS
($ in Millions)
Time Period:
10/1/10 - 10/31/10

	Debtor	Case Number	Disbursements
	AQUA CLEAR INDUSTRIES, LLC,	09-11231	$-
	CHEMTURA CORPORATION	09-11233	$111
	A&M CLEANING PRODUCTS, LLC	09-11234	$-
	ASCK, INC.	09-11235	$-
	ASEPSIS, INC.	09-11236	$-
	BIOLAB COMPANY STORE, LLC	09-11237	$-
	BIOLAB FRANCHISE COMPANY, LLC	09-11238	$-
	BIO-LAB, INC.	09-11239	$20
	BIOLAB TEXTILE ADDITIVES, LLC	09-11240	$-
	CNK CHEMICAL REALTY CORPORATION	09-11241	$-
	CROMPTON COLORS INCORPORATED	09-11242	$-
	CROMPTON HOLDING CORPORATION	09-11244	$-
	CROMPTON MONOCHEM, INC.	09-11245	$-
	GLCC LAUREL, LLC	09-11246	$2
	GREAT LAKES CHEMICAL CORPORATION	09-11247	$28
	GREAT LAKES CHEMICAL GLOBAL, INC.	09-11249	$-
	GT SEED TREATMENT, INC.	09-11250	$-
	HOMECARE LABS, INC.	09-11251	$-
	ISCI, INC.	09-11252	$-
	KEM MANUFACTURING CORPORATION	09-11253	$-
	LAUREL INDUSTRIES HOLDINGS, INC.	09-11254	$-
	MONOCHEM, INC.	09-11255	$-
	NAUGATUCK TREATMENT COMPANY	09-11256	$-
	RECREATIONAL WATER PRODUCTS, INC.	09-11257	$-
	UNIROYAL CHEMICAL COMPANY LIMITED (DELAWARE)	09-11258	$-
	WEBER CITY ROAD, LLC	09-11259	$-
	WRL OF INDIANA, INC.	09-11260	$-
	CHEMTURA CANADA CO/CIE *	09-11261	$18

In re	Chemtura Corporation, et al.,	Case No. (Jointly Administered)	09-11233 (REG)
	Debtor	Reporting Period:	October 31, 2010

DEBTOR QUESTIONNAIRE

	Must be completed each month. If the answer to any of the questions is “Yes”, provide a detailed explanation of each item. Attach additional sheets if necessary.	Yes	No
1	Have any assets been sold or transferred outside the normal course of business this reporting period?		X
2	Have any funds been disbursed from any account other than a debtor in possession account this reporting period?		X
3	Is the Debtor delinquent in the timely filing of any post-petition tax returns?		X
4	Are workers compensation, general liability or other necessary insurance coverages expired or cancelled, or has the debtor received notice of expiration or cancellation of such policies?		X
5	Is the Debtor delinquent in paying any insurance premium payment?		X
6	Have any payments been made on pre-petition liabilities this reporting period?	X
7	Are any post petition receivables (accounts, notes or loans) due from related parties?	X
8	Are any post petition payroll taxes past due?		X
9	Are any post petition State or Federal income taxes past due?		X
10	Are any post petition real estate taxes past due?		X *
11	Are any other post petition taxes past due?		X
12	Have any pre-petition taxes been paid during this reporting period?	X
13	Are any amounts owed to post petition creditors delinquent?		X *
14	Are any wage payments past due?		X *
15	Have any post petition loans been received by the Debtor from any party?		X
16	Is the Debtor delinquent in paying any U.S. Trustee fees?		X
17	Is the Debtor delinquent with any court ordered payments to attorneys or other professionals?		X
18	Have the owners or shareholders received any compensation outside of the normal course of business?		X

 Explanations to Questions Answered “Yes”
6.	Pre-petition payments have been made pursuant to certain Bankruptcy Court approved court orders for taxes, and critical vendors.

7.	The Debtors have intercompany trade receivables due from non-filing affiliates.

12.	Pre-petition tax payments have been made pursuant to certain Bankruptcy Court approved court orders.

Explanations to Questions Answered “No *”

10.
The Debtors are required under certain of their leases to pay a share of the real estate taxes on the property.   The payment is made by reimbursing the landlord for such amounts paid by the landlord after receiving an invoice.   Debtors have reimbursed their landlords for all post-petition amounts for which they have been billed.

13.	Answer does not include amounts that may be past due as a result of a continued investigation regarding discrepancies on price or quantity.

14.	No post-petition wage payments are past due. Certain pre-petition wage payments, subject to certain Bankruptcy Code and Bankruptcy Court limitations, remain past due.